SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT
                 Pursuant to Section 13 or 15(d)
             of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):
                        February 20, 2001

                       MENTOR CORPORATION
     (Exact name of registrant as specified in its charter)

Minnesota                     0-7955              41-0950791
(State or other          (Commission File No.)    (IRS Employer
jurisdiction of                                   I.D. No.)
incorporation)

                        201 Mentor Drive
                 Santa Barbara, California 93111
            (Address of principal executive offices)

       Registrant's telephone number, including area code:
                         (805) 879-6000


Item 2.  Acquisition or Disposition of Assets

On February 9, 2001, Mentor Corporation (the "Company") announced the completion of the acquisition of Porges S.A., a subsidiary of Sanofi-Synthelabo and Synthelabo Biomedical (the "Seller"). The acquisition was consummated pursuant to the terms of a Purchase Agreement, dated as of February 8, 2001, (the "Agreement"), between the Company and the Seller. The assets acquired pursuant to the Agreement consisted of the shares of Porges S.A. and it's subsidiaries in the United Kingdom, Italy, Japan, Portugal, Spain and Germany, IP Rights including trademarks, trade names and patents, and Related Business Assets in Belgium and the Netherlands.

The purchase price for the assets acquired was $33 million. The acquisition was financed from the Company's existing cash and by a $14 million draw down on the Company's line of credit with Sanwa Bank California.

Porges is a manufacturer of urological products, supplying a complete range of products for the urological surgeon, including diagnostic tools and various devices for surgery and for postoperative follow-up. Porges S.A. has its headquarters and a central distribution warehouse in Paris, with manufacturing facilities in Sarlat, France, and eight sales subsidiaries in the United Kingdom, Italy, Japan, Portugal, Spain, Germany, Belgium and the Netherlands. The Company intends to use these properties for the same purposes.

The preceding discussion is only a summary and is qualified in its entirety by reference to the Purchase Agreement, a copy of which will be included as an exhibit to the Company's Annual Report on Form 10-K for the year ended March 31, 2001 and incorporated herein by this reference.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Financial Statements of the Business Acquired

          Not applicable

     (b)  Pro Forma Financial Information

          Not Applicable

     (c)  Exhibits

          Number              Description

          Exhibit 99          Press release issued February 9,
                              2001 regarding the acquisition of
                              Porges S.A.



                           SIGNATURES

       Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         MENTOR CORPORATION


Date:  February 20, 2001 /s/CHRISTOPHER J. CONWAY
                         Christopher J. Conway, Chairman
                         Chief Executive Officer and President


Date:  February 20, 2001 /s/ADEL MICHAEL
                         Senior Vice President
                         Chief Financial Officer


                                                       EXHIBIT 99


         Mentor Acquires Leading French Urology Company

SANTA BARBARA, California, February 9, 2001 - Mentor Corporation
(NASDAQ: MNTR) announced today that it has completed the acquisition of Porges S.A., a subsidiary of Sanofi-Synthelabo.
The transaction was valued at EUR 35 million, or about $32 million.

Porges is a manufacturer of urological products, supplying a complete range of products for the urological surgeon, including diagnostic tools and various devices for surgery and for postoperative follow-up. Porges holds the leading market share for urological products in France and has a strong position throughout Europe. The company's sales last year were EUR 46 million, or about $42 million.

Porges has headquarters in Paris, with manufacturing facilities in Sarlat, France, and marketing subsidiaries in eight countries in Europe, plus one in Japan.

"I am very excited about this acquisition," said Christopher J. Conway, president of Mentor. "We believe that Porges and Mentor will be a powerful combination in the global urology market. Our product lines are complementary and together we have the broadest and most advanced line of urological products in the world. Our combined sales of products in this market exceed $150 million.

"The opportunities for growth with our shared technologies and markets are considerable," Conway said. "Porges provides an ideal platform for the European launch of new Mentor products like the Suspendr incontinence implant and our brachytherapy line. Likewise, Mentor will begin actively marketing the Porges product line, which is not currently distributed in the U.S."

With sales of EUR 6 billion in 2000 and 29,000 employees in more than 100 countries, Sanofi-Synthelabo ranks among the world's top
20 pharmaceutical companies.

Mentor Corporation develops and manufactures specialized medical products, which it markets throughout the world. This release contains, in addition to historical information, forward-looking statements. Such statements are based on management's current expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Factors that may cause such a difference include, but are not limited to, those described in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2000.